EXHIBIT 16


                        RREEF REAL ESTATE SECURITIES FUND
        Computation of One Year Hypothetical Average Annual Total Return
                            Form N-1A Part C Item 16



                Initial       NAV       Shares        Reinvested     Dividend      Record Date   Ex-Date     Rate    Reinvest Price
                Investment              Outstanding   Shares         Amount

12/31/94        1,000.00      10.00     100.00

                                        101.99        1.99           20.00         6/29/95       6/30/95     0.20    10.05

12/31/95        1,047.44      10.07     104.02        2.03           20.40         12/30/95      12/31/95    0.20    10.07


         HYPOTHETICAL TOTAL RETURN CALCULATION

         P(1+T)^n=ERV
         1,000(1+T)^1=1,047.44
         T=4.74%

                       RREEF REAL ESTATES SECURITIES FUND


          HYPOTHETICAL SEC YIELD
FOR THE 30 DAY PERIOD ENDED DECEMBER 31, 1995


SEC YIELD =  2 [(((  (  TOTAL INCOME - TOTAL EXPENSES  )  ) + 1  )  ^6  )  -1 ]
                     ---------------------------------------------
                     (AVERAGE SHARES *12/31/95 OFFERING PRICE)



Hypothetical SEC yield = 5.91%


5.91% =  2 [(((   (100.95           )   +1   )  ^6  )  -1 ]
                   -----------------
                (102.002 *10.07)